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                                                                      Exhibit 21

              SUBSIDIARIES OF WEIDER NUTRITION INTERNATIONAL, INC.

                                                              State or Other
                                                              Jurisdiction of
                     Subsidiary Name                           Incorporation
                     ---------------                           -------------
Weider Nutrition Group, Inc.  . . . . . . . . . . . . .            Utah

WNG Holdings (International), Ltd.  . . . . . . . . . .           Nevada

Weider Nutrition Group Limited  . . . . . . . . . . . .       United Kingdom

Weider Nutrition Limited  . . . . . . . . . . . . . . .       United Kingdom

Weider Fitness SARL . . . . . . . . . . . . . . . . . .           France

Weider Nutrition S.L. . . . . . . . . . . . . . . . . .            Spain

Weider Nutrition Group (Canada) Limited . . . . . . . .           Canada

Schiff Products, Inc. . . . . . . . . . . . . . . . . .            Utah

American Nutrition Bars, Inc. . . . . . . . . . . . . .            Utah

Great American Foods, Inc.  . . . . . . . . . . . . . .            Utah